LSI INDUSTRIES INC.
                             1995 STOCK OPTION PLAN

                                   ARTICLE 1.

                                   OBJECTIVES

     LSI INDUSTRIES INC. ("LSI") has established this Stock Option Plan effective May 2, 1995, as amended effective on November 13, 1997, as an incentive to the attraction and retention of dedicated and loyal employees of outstanding ability, to stimulate the efforts of such persons in meeting the Company's objectives and to encourage ownership of the Company's Common Stock by employees.

                                   ARTICLE 2.

                                   DEFINITIONS

     2.1 For purposes of the Plan the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

          A. "Code" means the Internal Revenue Code of 1986.

          B. The "Company" means LSI and any subsidiary of LSI as the term "subsidiary" is defined in Section 424(f) of the Code.

          C. "Date of Exercise" means the date on which the Company has received a written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price.

          D. "Date of Grant" means the date on which the Committee makes an award of an Option.

          E. "Eligible Employee" means any individual who performs services for the Company and is treated as an employee for federal income tax purposes.

          F. "Fair Market Value" means the last sale price reported on any stock exchange or over-the-counter trading system on which Shares are trading on the last trading day prior to a specified date or, if no last sale price is reported, the average of the closing bid and asked prices for a Share on the last trading day prior to any specified date. If no sale has been made on such prior trading day, then prices on the last preceding day on which


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     any such sale shall have been made shall be used in determining Fair Market
     Value under either method prescribed in the previous sentence.

          G. "Incentive Stock Option" shall have the same meaning as given to that term by Section 422 of the Code.


          H. "Nonqualified Stock Option" means any Option granted under the Plan which is not considered an Incentive Stock Option.

          I. "Option" means the right to purchase a stated number of Shares at a specified price. The option may be granted to an Eligible Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

          J. "Option Price" means the purchase price per Share subject to an Option and shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant in the case of an Incentive Stock Option.

          K. "Permanent and Total Disability" shall mean any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          L. "Plan" means this 1995 Stock Option Plan as it may be amended from time to time.

          M. "Share" means one share of the Common Stock, no par value, of the Company.


                                   ARTICLE 3.

                                 ADMINISTRATION

     3.1 The Plan shall be administered by a committee (the "Committee") designated by the Board of Directors of the Company. The Committee shall be comprised solely of three or more directors each of whom shall be (i) a "Non-Employee Director" as defined in Rule 16b-3 of the Securities and Exchange Act of 1934 (the "Act") and (ii) an "outside director" to the extent required by
Section 162(m) of the Internal Revenue Code ("Section 162(m)") as such Rule and Section may be amended, superseded or interpreted hereafter. Notwithstanding the foregoing, to the extent relevant state law now or hereafter permits, the Committee may be comprised solely of two or more such directors.

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     Actions shall be taken by a majority of the Committee.

     3.2 Except as specifically limited by the provisions of the Plan, the Committee in its discretion shall have the authority to:

          A. Determine which Eligible Employees shall be granted Options;

          B. Determine the number of Shares which may be subject to each Option;

          C. Determine the Option Price;

          D. Determine the term of each Option;

          E. Determine whether each Option is an Incentive Stock Option or Nonqualified Stock Option;

          F. Interpret the provisions of the Plan and decide all questions of fact arising in its application; and

          G. Prescribe such rules and procedures for Plan administration as from time to time it may deem advisable.

     3.3 Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

     3.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder, and to the extent permitted by law, all members shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action.

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                                   ARTICLE 4.

                             SHARES SUBJECT TO PLAN

     4.1 The Shares that may be made subject to Options granted under the Plan shall not exceed 800,000 Shares in the aggregate. Except as provided in Section 4.2, upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options.

     4.2 The maximum number of Shares with respect to which options may be granted to any employee during each fiscal year of the Company is 75,000. If an Option is canceled, it continues to be counted against the maximum number of Shares for which Options may be granted to an employee. If an Option is repriced, the transaction is treated as a cancellation of the Option and a grant of a new Option.

                                   ARTICLE 5.

                               GRANTING OF OPTIONS

     Subject to the terms and conditions of the Plan, the Committee may, from time to time prior to May 2, 2005, grant Options to Eligible Employees on such terms and conditions as the Committee may determine. More than one Option may be granted to the same Eligible Employee.

                                   ARTICLE 6.

                                TERMS OF OPTIONS

     6.1 Subject to specific provisions relating to Incentive Stock Options set forth in Article 9, each Option shall be for a term of from one to ten years from the Date of Grant and may not be exercised during the first twelve months of the term of said Option. Commencing on the first anniversary of the Date of Grant of an Option, the Option may be exercised for 25% of the total Shares covered by the Option with an additional 25% of the total Shares covered by the Option becoming exercisable on each succeeding anniversary until the Option is exercisable to its full extent. This right of exercise shall be cumulative and shall be exercisable in whole or in part. The Committee in its sole discretion may permit particular holders of Options to exercise an Option to a greater extent than provided herein. The Committee may establish a different exercise schedule and impose other conditions upon exercise for any particular Option or groups of Options on the Date of Grant.

     6.2 The holder of an Option must remain continuously in the service of the Company as an employee for a period of at least twelve months; provided, however, that employment shall be at the pleasure of the Board of Directors or officers of the Company at such compensation as the Company shall determine. Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate employment at any time. So long as a holder of an Option shall continue to be an employee of the Company, the Option shall not be affected by any change of the employee's duties or position.

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                                   ARTICLE 7.

                               EXERCISE OF OPTIONS

     Any person entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to the Company, attention Corporate Secretary, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the grant date of the option being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased.

                                   ARTICLE 8.

                             PAYMENT OF OPTION PRICE

     Payment of the Option Price may be made in cash, by the tender of Shares owned by the Optionee for at least six months prior to the date of tender, or both. Shares tendered shall be valued at their Fair Market Value.

                                   ARTICLE 9.

             INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS

     9.1 The Committee in its discretion may designate whether an Option is to be considered an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option.

     9.2 Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan. In addition, the Incentive Stock Option shall be subject to the following specific provisions:

          A. At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of
     (i) the total combined voting power of all classes of stock of the Company, or (ii) a corporation that owns 50 percent or more of the total combined voting power of all classes of stock of the company, then:

               (i) The Option Price must equal at least 110% of the Fair Market Value on the Date of Grant; and

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               (ii) The term of the Option  shall not be greater than five years from the Date of Grant.

          B. The aggregate Fair Market Value of Shares (determined at the Effective Date of Grant) with respect to which Incentive Stock Options are exercisable by an Eligible Employee for the first time during any calendar year under this Plan or any other plan maintained by the Company shall not exceed $100,000.

     9.3 If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that the grant is in conflict with these restrictions.

                                   ARTICLE 10.

                            TRANSFERABILITY OF OPTION

     During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable voluntarily or by operation of law and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the beneficiaries or heirs of the holder of the Option by will or by the laws of descent and distribution.

                                   ARTICLE 11.

                             TERMINATION OF OPTIONS

     11.1 An Option may be terminated as follows:

          A. During the period of continuous employment with the Company, an Option will be terminated only if it has been fully exercised or it has expired by its terms.

          B. Options shall terminate immediately if employment is terminated for cause or by voluntary action of the grantee without the consent of the Company. Cause is defined as including, but not limited to, theft of or intentional damage to Company property, intentional harm to the Company's reputation, material breach of the optionee's duty of fidelity to the Company, excessive use of alcohol, the use of illegal drugs, the commission of a criminal act, willful violation of Company policies, or trading in Shares for personal gain based on knowledge of the Company's activities or results which such information is not available to the general public.


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          C. If the  grantee  of an Option  violates  any  terms of any  written employment, confidentiality or noncompetition agreement between the Company and that person, all existing Options granted to such person will terminate. In addition, if at the time of such violation such person has exercised Options but has not received certificates for the Shares to be issued, the Company may void the Option and its exercise. Any such actions by the Company shall be in addition to any other rights or remedies available to the Company in such circumstances.

          D. If an Eligible Employee holding an Option dies or becomes subject to a Permanent and Total Disability while employed or within three months after termination of employment for any reason other than cause, such Option may be exercised, to the extent exercisable on the date of the occurrence of the event which triggers the operation of this paragraph, at any time by the estate or guardian of such person or by those persons to whom the Option may have been transferred by will or by the laws of descent and distribution until the earlier of (i) the date which is one year after the date of such death or occurrence of Permanent and Total Disability, or
     (ii) the option expiration date set forth in the Option Agreement.

          E. If the grantee of a Nonqualified Option who has fifteen years of service retires after age 55 through a plan of retirement acceptable to the Company, such Option will become fully vested and may be exercised at any time within two years after the date of termination of employment, but not later than the option expiration date set forth in the Option Agreement.

          F. In all other cases, upon termination of employment, the then-exercisable portion of any Option will terminate on the earlier of the 90th day after the date of termination or the option exercise date set forth in the Option Agreement. The portion not exercisable will terminate on the date of termination of employment. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.

     11.2 Except as provided in Article 12 hereof, in no event will the continuation of the term of an Option beyond the date of termination of employment allow the Eligible Employee, or his beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that employment was terminated. In addition, notwithstanding anything contained herein, no option may be exercised in any event after the expiration of ten years from the date of grant of such option.


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                                   ARTICLE 12.

                     ADJUSTMENTS TO SHARES AND OPTION PRICE

     12.1 In the event of changes in the outstanding Common Stock of the Company as a result of stock dividends, splitups, recapitalizations, combinations of Shares or exchanges of Shares, the number and class of Shares and price per share for each Option covered under the Plan and each outstanding Option shall be correspondingly adjusted by the Committee.

     12.2 The Committee shall make  appropriate  adjustments in the Option Price
to  reflect  any   spin-off  of  assets,   extraordinary   dividends   or  other
distributions to shareholders.

     12.3 In the event of the dissolution or liquidation of the Company or any merger, other than a merger for the purpose of the redomestication of the Company not involving a change in control, consolidation, exchange or other transaction in which the Company is not the surviving corporation or in which the outstanding Shares of the Company are converted into cash, other securities or other property, each outstanding Option shall automatically become fully vested and fully exercisable immediately prior to such event. Thereafter the holder of each such Option shall, upon exercise of the Option, receive, in lieu of the stock or other securities and property receivable upon exercise of the Option prior to such transaction, the stock or other securities or property to which such holder would have been entitled upon consummation of such transaction if such holder had exercised such Option immediately prior to such transaction.

     12.4 All outstanding Options shall become fully vested and immediately exercisable in full if a change in control of the Company occurs. For purposes of this Agreement, a "change in control of the Company" shall be deemed to have occurred if (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company becomes the "beneficial owner," as defined in Rule 13d-3 under such Act, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (b) during any period of one year after January 1, 1998, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

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                                   ARTICLE 13.

                                OPTION AGREEMENTS

     13.1 All Options granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine.

     13.2 Each optionee, by acceptance of an Option under this Plan, shall be deemed to have consented to be bound, on the optionee's own behalf and on behalf of the optionee's heirs, assigns and legal representatives, by all terms and conditions of this Plan.

                                   ARTICLE 14.

                       AMENDMENT OR DISCONTINUANCE OF PLAN

     14.1 The Board of Directors of the Company may at any time amend, suspend, or discontinue the Plan; provided, however, that no amendments by the Board of Directors of the Company shall, without further approval of the shareholders of the Company:

          A. Change the class of Eligible Employees;

          B. Except as provided in Articles 4 and 12 hereof, increase the number of Shares which may be subject to Options granted under the Plan; or increase the maximum number of Shares with respect to which Options may be granted to any Eligible Employee of the Company during any fiscal year.

          C. Cause the Plan or any Option granted under the Plan to fail to (i) qualify for exemption from Section 16(b) of the Act, (ii) be excluded from the $1 million deduction limitation imposed by Section 162(m), or (iii) qualify as an "Incentive Stock Option" as defined by Section 422 of the Internal Revenue Code.

     14.2 No amendment or discontinuance of the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.

                                   ARTICLE 15.

                                 EFFECTIVE DATE

     The Plan shall become effective as of May 2, 1995, having been adopted by the Board of Directors of the Company on such date subject to approval by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company voting on the issue, and all Options granted prior to such approval are expressly conditioned upon such approval being received. If shareholder approval is not received within 12 months of the effective date, Options granted pursuant to this Plan shall be null and void.

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                                  ARTICLE 16.

                                  MISCELLANEOUS

     16.1 Nothing contained in this Plan or in any action taken by the Board of Directors or shareholders of the Company shall constitute the granting of an Option. An Option shall be granted only at such time as a written Option shall have been executed and delivered to the respective employee and the employee shall have executed an agreement respecting the Option in conformance with the provisions of the Plan.

     16.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option but in no event shall the Company be obligated to issue certificates more often than once each quarter of each fiscal year. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of the Company with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Option unless and until the Company, in the opinion of its counsel, has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which the Company securities may then be listed as well as any other requirements of law.

     16.3 This Plan shall continue in effect until the expiration of all Options granted under the Plan unless terminated earlier in accordance with Article 14; provided, however, that it shall otherwise terminate ten years after the Effective Date.